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                                                                    EXHIBIT 99

Contact:  Jeanmarie McFadden
          Media Relations
          (212) 761-4059


                                                          For Immediate Release

                      MORGAN STANLEY GROUP INC. CALLS ITS

                9.36% CUMULATIVE PREFERRED STOCK FOR REDEMPTION


        NEW YORK, May 23--Morgan Stanley Group Inc. (NYSE: MS) announced today that it has called for redemption, on June 24, 1996, all 5,500,000 outstanding shares of its 9.36 Percent Cumulative Preferred Stock, no par value, at a redemption price of $25.156 per share, which reflects the stated value of $25 per share together with an amount equal to all dividends accrued and accumulated and unpaid to, but excluding, June 24, 1996. Notices of redemption have been mailed to holders of record of the 9.36 Percent Cumulative Preferred Stock as of May 22, 1996. The address of the redemption agent is First Chicago Trust Company of New York, Tenders & Exchanges, Suite 4660, PO Box 2565, Jersey City, NJ 07303-2565.

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May 23, 1996